Exhibit 99.1

WEBSTER REPORTS
FOURTH QUARTER 2022 EPS OF $1.38; ADJUSTED EPS OF $1.60
STAMFORD, Conn., January 26, 2023 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common stockholders of $240.6 million, or $1.38 per diluted share, for the quarter ended December 31, 2022, compared to $109.1 million, or $1.20 per diluted share, for the quarter ended December 31, 2021.
Fourth quarter 2022 results include $50.4 million pre-tax ($37.0 million after tax), or $0.221 per diluted share, of charges related to the merger with Sterling Bancorp on January 31, 2022 ("the merger") and balance sheet repositioning. Excluding these charges, adjusted earnings per diluted share would have been $1.601 for the quarter ended December 31, 2022. Reported results prior to the first quarter of 2022 reflect legacy Webster results only.
For the full year 2022, net income available to common stockholders was $628.4 million, or $3.72 per diluted share, and includes a combined $433.2 million ($319.0 million after tax) of initial non-purchase credit deteriorated (non-PCD) provision, merger-related, strategic initiatives, and other charges.
"With a continued focus on our clients, colleagues, and communities, we are pleased to report strong financial results in the quarter and for the full-year 2022," said John R. Ciulla, president and chief executive officer. "As pleased as we are with our financial performance, we are equally proud of the progress we have made from a culture and talent perspective."
Highlights for the fourth quarter of 2022:
•Revenue of $704.6 million.
•Period end loan and lease balance of $49.8 billion; 81 percent commercial loans and leases, 19 percent consumer loans, and a loan to deposit ratio of 92 percent.
•Period end deposit balance of $54.1 billion.
•Provision for credit losses totaled $43.0 million.
•Charges related to the merger and balance sheet repositioning totaled $50.4 million.
•Return on average assets of 1.40 percent; adjusted 1.61 percent1.
•Return on average tangible common equity of 19.93 percent1; adjusted 22.92 percent1.
•Net interest margin of 3.74 percent, up 20 basis points from prior quarter.
•Common equity tier 1 ratio of 10.71 percent.
•Efficiency ratio of 40.27 percent1.
•Tangible common equity ratio of 7.38 percent1.
"Our continued investment in our businesses, including the acquisition of interLINK announced in the fourth quarter, provides further diversification in both our loan and deposit franchises," said Glenn MacInnes, executive vice president and chief financial officer. "We continue to develop our existing businesses while executing on operational efficiencies."
1 See reconciliation of non-GAAP financial measures beginning on page 19.

Increases in the balance sheet and income statement, when compared to a year ago, are largely attributable to the merger.
Line of Business performance compared to the fourth quarter of 2021
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through its business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. As of December 31, 2022, Commercial Banking had $40.1 billion in loans and leases and $19.6 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$392,340	$151,210	159.5%
Non-interest income	42,767	24,002	78.2
Operating revenue	435,107	175,212	148.3
Non-interest expense	103,725	50,174	(106.7)
Pre-tax, pre-provision net revenue	$331,382	$125,038	165.0

			Percent
	At December 31,		Increase/
(In millions)	2022	2021	(Decrease)
Loans and leases	$40,115	$15,210	163.7%
Deposits	19,563	9,519	105.5
AUA / AUM (off balance sheet)	2,259	2,869	(21.3)
Pre-tax, pre-provision net revenue increased $206.3 million, to $331.4 million, in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $241.1 million, to $392.3 million, primarily driven by the merger, organic loan and deposit growth since the merger, and the impact of the higher rate environment. Non-interest income increased $18.8 million, to $42.8 million, with $18.3 million driven by the merger, and $0.5 million primarily due to increased loan fee income. Non-interest expense increased $53.6 million, to $103.7 million, with $46.0 million due to the merger, and $7.6 million in support of loan and deposit growth.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. As of December 31, 2022, HSA Bank had $11.3 billion in total footings comprising $7.9 billion in deposit balances and $3.4 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$65,447	$42,219	55.0%
Non-interest income	25,234	24,499	3.0
Operating revenue	90,681	66,718	35.9
Non-interest expense	40,655	33,456	(21.5)
Pre-tax, net revenue	$50,026	$33,262	50.4

			Percent
	At December 31,		Increase/
(Dollars in millions)	2022	2021	(Decrease)
Number of accounts (thousands)	3,042	2,992	1.7%

Deposits	$7,945	$7,398	7.4
Linked investment accounts (off balance sheet)	3,394	3,719	(8.7)
Total footings	$11,339	$11,117	2.0
Pre-tax net revenue increased $16.8 million, to $50.0 million, in the quarter as compared to prior year. Net interest income increased $23.2 million, to $65.4 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income increased $0.7 million, to $25.2 million, due primarily to increased interchange revenue. Non-interest expense increased $7.2 million, to $40.7 million, primarily due to the acquisition of Bend, as well as higher compensation and consulting expenses.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 201 banking centers and 352 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, the Webster Investment Services group provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. As of December 31, 2022, Consumer Banking had $9.6 billion in loans and $23.6 billion in deposit balances, as well as $7.9 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$209,077	$94,306	121.7%
Non-interest income	27,150	24,625	10.3
Operating revenue	236,227	118,931	98.6
Non-interest expense	113,669	74,545	(52.5)
Pre-tax, pre-provision net revenue	$122,558	$44,386	176.1

	At December 31,		Percent
(In millions)	2022	2021	Increase
Loans	$9,624	$7,062	36.3%
Deposits	23,610	12,926	82.7
AUA (off balance sheet)	7,872	4,333	81.7
Pre-tax, pre-provision net revenue increased $78.2 million, to $122.6 million, in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $114.8 million, to $209.1 million, primarily driven by the merger, organic loan growth, and the impact of a higher rate environment. Non-interest income increased $2.5 million, to $27.2 million, with $6.3 million driven by the merger, partially offset by $3.8 million in lower net investment services income, as a result of outsourcing, and mortgage banking fee income. Non-interest expense increased $39.1 million, to $113.7 million, primarily driven by $40.7 million of incremental expenses due to the merger, partially offset by $1.6 million in lower compensation and occupancy expenses.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2021:
•Net interest income was $602.4 million compared to $226.8 million.
•Net interest margin was 3.74 percent compared to 2.73 percent. The yield on interest-earning assets increased by 176 basis points, and the cost of interest-bearing liabilities increased by 80 basis points.
•Average interest-earning assets totaled $64.0 billion and increased by $30.5 billion, or 91.1 percent.
•Average loans and leases totaled $48.6 billion and increased by $26.7 billion, or 121.8 percent.
•Average deposits totaled $54.0 billion and increased by $23.9 billion, or 79.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $43.0 million expense in the quarter, contributing to a $20.4 million increase in the allowance for credit losses on loans and leases and a $2.4 million increase in reserves on unfunded commitments. The provision for credit losses reflected an expense of $36.5 million in the prior quarter, compared to a benefit of $15.0 million a year ago.
•Net charge-offs (recoveries) were $20.2 million, compared to $28.5 million in the prior quarter, and $(1.2) million a year ago. The ratio of net charge-offs (recoveries) to average loans and leases on an annualized basis was 0.17 percent, compared to 0.25 percent in the prior quarter, and (0.02) percent a year ago.
•The allowance for credit losses on loans and leases represented 1.20 percent of total loans and leases at both December 31, 2022, and September 30, 2022, and 1.35 percent at December 31, 2021. The allowance represented 292 percent of nonperforming loans and leases at December 31, 2022, compared to 274 percent at both September 30, 2022, and December 31, 2021.
Quarterly non-interest income compared to the fourth quarter of 2021:
•Total non-interest income was $102.2 million compared to $90.1 million, an increase of $12.1 million. The increase primarily reflects the impact of the merger, partially offset by lower direct investment income and treasury derivative income. Additionally, total non-interest income includes a $4.5 million loss on the sale of investment securities.

Quarterly non-interest expense compared to the fourth quarter of 2021:
•Total non-interest expense was $348.4 million compared to $189.9 million, an increase of $158.5 million. Total non-interest expense includes a net $45.9 million of merger and strategic initiatives charges, compared to a net $13.7 million of merger, strategic initiative, and debt prepayment charges a year ago. Excluding those charges, total non-interest expense increased $126.3 million, which primarily reflects the impact of the merger.
Quarterly income taxes compared to the fourth quarter of 2021:
•Income tax expense was $68.4 million compared to $31.0 million, and the effective tax rate was 21.8 percent in both periods. The impact of increased income in 2022 on the effective tax rate was offset primarily by higher levels of tax-exempt income and tax credits in 2022 compared to 2021.
Investment securities:
•Total investment securities, net were $14.5 billion, compared to $14.6 billion at September 30, 2022, and $10.4 billion at December 31, 2021. The carrying value of the available-for-sale portfolio included $864.5 million of net unrealized losses, compared to net unrealized losses of $941.8 million at September 30, 2022, and net unrealized gains of $7.2 million at December 31, 2021. The carrying value of the held-to-maturity portfolio does not reflect $803.4 million of net unrealized losses, compared to net unrealized losses of $855.9 million at September 30, 2022, and net unrealized gains of $82.6 million at December 31, 2021.
Loans and leases:
•Total loans and leases were $49.8 billion, compared to $47.8 billion at September 30, 2022, and $22.3 billion at December 31, 2021. Compared to September 30, 2022, commercial loans and leases increased by $0.9 billion, commercial real estate loans increased by $0.8 billion, residential mortgages increased by $0.3 billion, while consumer loans decreased by $35.3 million.
•Compared to a year ago, commercial loans and leases increased by $11.9 billion, commercial real estate loans increased by $13.0 billion, residential mortgages increased by $2.6 billion, and consumer loans increased by $18.2 million.
•Loan originations for the portfolio were $4.7 billion, compared to $5.1 billion in the prior quarter, and $2.6 billion a year ago. In addition, $3.5 million of residential loans were originated for sale in the quarter, compared to $1.5 million in the prior quarter, and $41.8 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $203.8 million, or 0.41 percent of total loans and leases, compared to $209.5 million, or 0.44 percent of total loans and leases, at September 30, 2022, and $109.8 million, or 0.49 percent of total loans and leases, at December 31, 2021. As of December 31, 2022, $77.2 million of nonperforming loans and leases were contractually current.
•Past due loans and leases were $73.7 million, compared to $46.4 million at September 30, 2022, and $21.9 million at December 31, 2021.
Deposits and borrowings:
•Total deposits were $54.1 billion, compared to $54.0 billion at September 30, 2022, and $29.8 billion at December 31, 2021. Core deposits to total deposits1 were 92.3 percent, compared to 95.2 percent at September 30, 2022, and 94.0 percent at December 31, 2021. The loan to deposit ratio was 92.1 percent, compared to 88.5 percent at September 30, 2022, and 74.6 percent at December 31, 2021.
•Total borrowings were $7.7 billion, compared to $5.9 billion at September 30, 2022, and $1.2 billion at December 31, 2021.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 12.54 percent and 19.93 percent, respectively, compared to 13.35 percent and 16.23 percent, respectively, in the fourth quarter of 2021.
•The tangible equity1 and tangible common equity1 ratios were 7.79 percent and 7.38 percent, respectively, compared to 8.39 percent and 7.97 percent, respectively, at December 31, 2021. The common equity tier 1 ratio was 10.71 percent, compared to 11.72 percent at December 31, 2021.
•Book value and tangible book value per common share1 were $44.67 and $29.07, respectively, compared to $36.36 and $30.22, respectively, at December 31, 2021.

1 See reconciliation of non-GAAP financial measures beginning on page 19.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $71 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2022 earnings announcement will be held today, Thursday, January 26, 2023 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on January 26, 2023. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) Webster's ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger; (2) Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; (3) Webster's ability to successfully achieve the anticipated cost reductions and operating efficiencies from planned strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on Webster and its customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict such as the war between Russia and Ukraine; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic, or other unusual and infrequently occurring events, and any governmental or societal responses thereto; (7) changes in laws and regulations, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which Webster and its subsidiaries must comply; (8) adverse conditions in the securities markets that lead to impairment in the value of Webster's investment securities and goodwill; (9) inflation, changes in interest rates, and monetary fluctuations; (10) the replacement of and transition from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) Webster's ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by Webster's counterparties and vendors; (16) Webster's ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in the level of non-performing assets and charge-offs; (19) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (20) the effect of changes in accounting policies and practices applicable to Webster, including the impact of recently adopted accounting guidance; (21) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (22) Webster's ability to appropriately address social, environmental, and sustainability concerns that may arise from its business activities; and (23) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilize these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting its business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Income and performance ratios:
Net income (loss)	$244,751	$233,968	$182,311	$(16,747)	$111,038
Net income (loss) available to common stockholders	240,588	229,806	178,148	(20,178)	109,069
Earnings (loss) per diluted common share	1.38	1.31	1.00	(0.14)	1.20
Return on average assets	1.40%	1.38%	1.10%	(0.12)%	1.26%
Return on average tangible common stockholders' equity (1)	19.93	18.62	14.50	(1.36)	16.23
Return on average common stockholders’ equity	12.54	11.78	9.09	(1.25)	13.35
Non-interest income as a percentage of total revenue	14.50	17.10	19.90	20.88	28.44

Asset quality:
Allowance for credit losses on loans and leases	$594,741	$574,325	$571,499	$569,371	$301,187
Nonperforming assets	206,136	211,627	250,242	251,206	112,590
Allowance for credit losses on loans and leases / total loans and leases	1.20%	1.20%	1.25%	1.31%	1.35%
Net charge-offs (recoveries) / average loans and leases (annualized)	0.17	0.25	0.09	0.10	(0.02)
Nonperforming loans and leases / total loans and leases	0.41	0.44	0.54	0.57	0.49
Nonperforming assets / total loans and leases plus OREO	0.41	0.44	0.55	0.58	0.51
Allowance for credit losses on loans and leases / nonperforming loans and leases	291.84	274.12	230.88	229.48	274.36

Other ratios:
Tangible equity (1)	7.79%	7.70%	8.12%	8.72%	8.39%
Tangible common equity (1)	7.38	7.27	7.68	8.26	7.97
Tier 1 risk-based capital (2)	11.23	11.35	11.65	12.05	12.32
Total risk-based capital (2)	13.25	13.38	13.91	14.41	13.64
Common equity tier 1 risk-based capital (2)	10.71	10.80	11.09	11.46	11.72
Stockholders’ equity / total assets	11.30	11.33	11.83	12.55	9.85
Net interest margin	3.74	3.54	3.28	3.21	2.73
Efficiency ratio (1)	40.27	41.17	45.25	48.73	54.85

Equity and share related:
Common equity	$7,772,207	$7,542,431	$7,713,809	$7,893,156	$3,293,288
Book value per common share	44.67	43.32	43.82	44.32	36.36
Tangible book value per common share (1)	29.07	27.69	28.31	28.94	30.22
Common stock closing price	47.34	45.20	42.15	56.12	55.84
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	174,008	174,116	176,041	178,102	90,584
Weighted-average common shares outstanding - Basic	172,522	173,868	175,845	147,394	90,052
Weighted-average common shares outstanding - Diluted	172,699	173,944	175,895	147,533	90,284
(1) See reconciliation of non-GAAP financial measures beginning on page 19.
(2) Presented as preliminary for December 31, 2022, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Assets:
Cash and due from banks	$271,377	$286,487	$137,385
Interest-bearing deposits	568,566	326,638	324,185
Securities:
Available-for-sale	7,892,697	8,085,044	4,234,854
Held-to-maturity, net	6,564,697	6,505,838	6,198,125
Total securities, net	14,457,394	14,590,882	10,432,979
Loans held for sale	1,991	898	4,694
Loans and Leases:
Commercial	20,484,806	19,610,953	8,576,786
Commercial real estate	19,619,145	18,862,619	6,603,180
Residential mortgages	7,963,420	7,617,955	5,412,905
Consumer	1,697,055	1,732,348	1,678,858
Total loans and leases	49,764,426	47,823,875	22,271,729
Allowance for credit losses on loans and leases	(594,741)	(574,325)	(301,187)
Loans and leases, net	49,169,685	47,249,550	21,970,542
Federal Home Loan Bank and Federal Reserve Bank stock	445,900	373,044	71,836
Premises and equipment, net	430,184	434,721	204,557
Goodwill and other intangible assets, net	2,713,446	2,721,040	556,242
Cash surrender value of life insurance policies	1,229,169	1,230,641	572,305
Deferred tax asset, net	371,634	369,737	109,405
Accrued interest receivable and other assets	1,618,175	1,468,928	531,469
Total Assets	$71,277,521	$69,052,566	$34,915,599

Liabilities and Stockholders' Equity:
Deposits:
Demand	$12,974,975	$13,849,812	$7,060,488
Health savings accounts	7,944,892	7,889,310	7,397,582
Interest-bearing checking	9,237,529	9,203,220	4,182,497
Money market	11,062,652	11,156,579	3,718,953
Savings	8,673,343	9,340,372	5,689,739
Certificates of deposit	2,729,332	2,311,484	1,797,770
Brokered certificates of deposit	1,431,617	258,110	—
Total deposits	54,054,340	54,008,887	29,847,029
Securities sold under agreements to repurchase and other borrowings	1,151,830	1,265,414	674,896
Federal Home Loan Bank advances	5,460,552	3,510,717	10,997
Long-term debt	1,073,128	1,074,844	562,931
Accrued expenses and other liabilities	1,481,485	1,366,294	381,421
Total liabilities	63,221,335	61,226,156	31,477,274
Preferred stock	283,979	283,979	145,037
Common stockholders' equity	7,772,207	7,542,431	3,293,288
Total stockholders’ equity	8,056,186	7,826,410	3,438,325
Total Liabilities and Stockholders' Equity	$71,277,521	$69,052,566	$34,915,599

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans and leases	$642,784	$189,985	$1,946,558	$762,713
Interest and dividends on securities	100,804	45,990	338,101	179,885
Loans held for sale	5	45	78	246
Total interest income	743,593	236,020	2,284,737	942,844
Interest expense:
Deposits	81,202	4,027	138,552	20,131
Borrowings	60,016	5,211	111,899	21,624
Total interest expense	141,218	9,238	250,451	41,755
Net interest income	602,375	226,782	2,034,286	901,089
Provision for credit losses	43,000	(15,000)	280,619	(54,500)
Net interest income after provision for loan and lease losses	559,375	241,782	1,753,667	955,589
Non-interest income:
Deposit service fees	48,453	40,544	198,472	162,710
Loan and lease related fees	25,632	9,602	102,987	36,658
Wealth and investment services	7,017	10,111	40,277	39,586
Mortgage banking activities	89	733	705	6,219
Increase in cash surrender value of life insurance policies	6,543	3,627	29,237	14,429
(Loss) on sale of investment securities, net	(4,517)	—	(6,751)	—
Other income	18,962	25,521	75,856	63,770
Total non-interest income	102,179	90,138	440,783	323,372
Non-interest expense:
Compensation and benefits	177,979	109,283	723,620	419,989
Occupancy	20,174	13,256	113,899	55,346
Technology and equipment	44,202	28,750	186,384	112,831
Marketing	5,570	2,599	16,438	12,051
Professional and outside services	26,489	9,360	117,530	47,235
Intangible assets amortization	8,240	1,118	31,940	4,513
Loan workout expenses	606	244	2,598	1,168
Deposit insurance	6,578	4,234	26,574	15,794
Other expenses	58,552	21,009	177,490	76,173
Total non-interest expense	348,390	189,853	1,396,473	745,100
Income before income taxes	313,164	142,067	797,977	533,861
Income tax expense	68,413	31,029	153,694	124,997
Net income	244,751	111,038	644,283	408,864
Preferred stock dividends	(4,163)	(1,969)	(15,919)	(7,875)
Net income available to common stockholders	$240,588	$109,069	$628,364	$400,989

Weighted-average common shares outstanding - Diluted	172,699	90,284	167,547	90,206

Earnings per common share:
Basic	$1.38	$1.20	$3.72	$4.43
Diluted	1.38	1.20	3.72	4.42

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income:
Interest and fees on loans and leases	$642,784	$525,960	$431,538	$346,276	$189,985
Interest and dividends on securities	100,804	91,569	82,202	63,526	45,990
Loans held for sale	5	40	7	26	45
Total interest income	743,593	617,569	513,747	409,828	236,020
Interest expense:
Deposits	81,202	37,492	12,459	7,399	4,027
Borrowings	60,016	29,074	14,628	8,181	5,211
Total interest expense	141,218	66,566	27,087	15,580	9,238
Net interest income	602,375	551,003	486,660	394,248	226,782
Provision for credit losses	43,000	36,531	12,243	188,845	(15,000)
Net interest income after provision for loan and lease losses	559,375	514,472	474,417	205,403	241,782
Non-interest income:
Deposit service fees	48,453	50,807	51,385	47,827	40,544
Loan and lease related fees	25,632	26,769	27,907	22,679	9,602
Wealth and investment services	7,017	11,419	11,244	10,597	10,111
Mortgage banking activities	89	86	102	428	733
Increase in cash surrender value of life insurance policies	6,543	7,718	8,244	6,732	3,627
(Loss) on sale of investment securities, net	(4,517)	(2,234)	—	—	—
Other income	18,962	19,071	22,051	15,772	25,521
Total non-interest income	102,179	113,636	120,933	104,035	90,138
Non-interest expense:
Compensation and benefits	177,979	173,983	187,656	184,002	109,283
Occupancy	20,174	23,517	51,593	18,615	13,256
Technology and equipment	44,202	45,283	41,498	55,401	28,750
Marketing	5,570	3,918	3,441	3,509	2,599
Professional and outside services	26,489	21,618	15,332	54,091	9,360
Intangible assets amortization	8,240	8,511	8,802	6,387	1,118
Loan workout expenses	606	580	732	680	244
Deposit insurance	6,578	8,026	6,748	5,222	4,234
Other expenses	58,552	44,635	42,425	31,878	21,009
Total non-interest expense	348,390	330,071	358,227	359,785	189,853
Income (loss) before income taxes	313,164	298,037	237,123	(50,347)	142,067
Income tax expense (benefit)	68,413	64,069	54,812	(33,600)	31,029
Net income (loss)	244,751	233,968	182,311	(16,747)	111,038
Preferred stock dividends	(4,163)	(4,162)	(4,163)	(3,431)	(1,969)
Net income (loss) available to common stockholders	$240,588	$229,806	$178,148	$(20,178)	$109,069

Weighted-average common shares outstanding - Diluted	172,699	173,944	175,895	147,533	90,284

Earnings (loss) per common share:
Basic	$1.38	$1.31	$1.00	$(0.14)	$1.20
Diluted	1.38	1.31	1.00	(0.14)	1.20

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$48,574,865	$649,820	5.25%	$21,902,101	$190,698	3.43%
Investment securities (1)	14,471,173	98,812	2.57	10,267,103	46,903	1.89
Federal Home Loan and Federal Reserve Bank stock	399,497	4,007	3.98	72,972	315	1.71
Interest-bearing deposits (2)	516,930	4,940	3.74	1,214,479	456	0.15
Loans held for sale	2,964	5	0.73	8,302	45	2.15
Total interest-earning assets	63,965,429	$757,584	4.60%	33,464,957	$238,417	2.84%
Non-interest-earning assets	5,994,351			1,915,632
Total Assets	$69,959,780			$35,380,589

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$13,371,074	$—	—%	$7,185,323	$—	—%
Health savings accounts	7,878,486	2,957	0.15	7,320,585	1,057	0.06
Interest-bearing checking, money market and savings	29,390,078	66,279	0.89	13,627,473	1,819	0.05
Certificates of deposit and brokered deposits	3,399,857	11,966	1.40	1,985,900	1,151	0.23
Total deposits	54,039,495	81,202	0.60	30,119,281	4,027	0.05

Securities sold under agreements to repurchase and other borrowings	1,237,132	9,183	2.90	604,555	824	0.53
Federal Home Loan Bank advances	4,241,042	41,523	3.83	38,810	169	1.71
Long-term debt (1)	1,073,960	9,310	3.58	563,505	4,218	3.22
Total borrowings	6,552,134	60,016	3.62	1,206,870	5,211	1.78
Total interest-bearing liabilities	60,591,629	$141,218	0.92%	31,326,151	$9,238	0.12%
Non-interest-bearing liabilities	1,407,251			642,527
Total liabilities	61,998,880			31,968,678

Preferred stock	283,979			145,037
Common stockholders' equity	7,676,921			3,266,874
Total stockholders' equity	7,960,900			3,411,911
Total Liabilities and Stockholders' Equity	$69,959,780			$35,380,589
Tax-equivalent net interest income		616,366			229,179
Less: tax-equivalent adjustments		(13,991)			(2,397)
Net interest income		$602,375			$226,782
Net interest margin			3.74%			2.73%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(2) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$43,751,112	$1,967,761	4.50%	$21,584,872	$765,682	3.55%
Investment securities (1)	14,528,722	345,600	2.31	9,228,743	183,630	2.03
Federal Home Loan and Federal Reserve Bank stock	289,595	8,775	3.03	76,015	1,224	1.61
Interest-bearing deposits (2)	596,912	9,651	1.62	1,379,081	1,875	0.14
Loans held for sale	9,842	78	0.80	10,705	246	2.30
Total interest-earning assets	59,176,183	$2,331,865	3.91%	32,279,416	$952,657	2.97%
Non-interest-earning assets	5,586,025			1,955,330
Total Assets	$64,762,208			$34,234,746

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$12,912,894	$—	—%	$6,897,464	$—	—%
Health savings accounts	7,826,576	6,315	0.08	7,390,702	5,777	0.08
Interest-bearing checking, money market and savings	28,266,128	115,271	0.41	12,843,843	6,936	0.05
Certificates of deposit and brokered deposits	2,838,502	16,966	0.60	2,105,809	7,418	0.35
Total deposits	51,844,100	138,552	0.27	29,237,818	20,131	0.07

Securities sold under agreements to repurchase and other borrowings	1,064,551	19,059	1.79	543,286	3,040	0.56
Federal Home Loan Bank advances	1,965,577	58,557	2.98	108,216	1,708	1.58
Long-term debt (1)	1,031,446	34,283	3.44	565,271	16,876	3.22
Total borrowings	4,061,574	111,899	2.78	1,216,773	21,624	1.84
Total interest-bearing liabilities	55,905,674	$250,451	0.45%	30,454,591	$41,755	0.14%
Non-interest-bearing liabilities	1,135,046			441,391
Total liabilities	57,040,720			30,895,982

Preferred stock	272,179			145,037
Common stockholders' equity	7,449,309			3,193,727
Total stockholders' equity	7,721,488			3,338,764
Total Liabilities and Stockholders' Equity	$64,762,208			$34,234,746
Tax-equivalent net interest income		2,081,414			910,902
Less: tax-equivalent adjustments		(47,128)			(9,813)
Net interest income		$2,034,286			$901,089
Net interest margin			3.49%			2.84%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(2) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Loan and Lease Balances (actual):
Commercial non-mortgage	$18,663,164	$17,807,234	$16,628,317	$15,578,594	$7,509,538
Asset-based lending	1,821,642	1,803,719	1,892,278	1,807,545	1,067,248
Commercial real estate	19,619,145	18,862,619	18,141,670	17,584,947	6,603,180
Residential mortgages	7,963,420	7,617,955	7,223,728	6,798,199	5,412,905
Consumer	1,697,055	1,732,348	1,760,750	1,767,200	1,678,858
Total Loan and Lease Balances	49,764,426	47,823,875	45,646,743	43,536,485	22,271,729
Allowance for credit losses on loans and leases	(594,741)	(574,325)	(571,499)	(569,371)	(301,187)
Loans and Leases, net	$49,169,685	$47,249,550	$45,075,244	$42,967,114	$21,970,542

Loan and Lease Balances (average):
Commercial non-mortgage	$18,024,771	$16,780,780	$15,850,507	$12,568,454	$7,304,985
Asset-based lending	1,780,874	1,811,073	1,851,956	1,540,301	1,010,874
Commercial real estate	19,234,292	18,503,077	17,756,151	13,732,925	6,575,865
Residential mortgages	7,819,415	7,384,704	6,905,509	6,322,495	5,309,127
Consumer	1,715,513	1,750,044	1,756,575	1,748,654	1,701,250
Total Loan and Lease Balances	$48,574,865	$46,229,678	$44,120,698	$35,912,829	$21,902,101

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Nonperforming loans and leases:
Commercial non-mortgage	$89,416	$80,002	$112,006	$108,460	$63,553
Asset-based lending	20,046	25,115	25,862	5,494	2,114
Commercial real estate	41,580	49,054	49,935	74,581	5,058
Residential mortgages	25,613	25,563	27,213	27,318	15,591
Consumer	27,136	29,782	32,514	32,258	23,462
Total nonperforming loans and leases	$203,791	$209,516	$247,530	$248,111	$109,778

Other real estate owned and repossessed assets:
Commercial non-mortgage	$78	$—	$—	$—	$—
Residential mortgages	2,024	2,024	2,558	2,582	2,276
Consumer	243	87	154	513	536
Total other real estate owned and repossessed assets	$2,345	$2,111	$2,712	$3,095	$2,812
Total nonperforming assets	$206,136	$211,627	$250,242	$251,206	$112,590

Past due 30-89 days:
Commercial non-mortgage	$20,248	$17,440	$6,006	$8,025	$9,340
Asset-based lending	5,921	—	—	24,103	—
Commercial real estate	26,147	6,050	25,587	20,533	921
Residential mortgages	11,385	12,577	10,781	9,307	3,561
Consumer	9,194	9,656	9,275	9,379	5,576
Total past due 30-89 days	$72,895	$45,723	$51,649	$71,347	$19,398
Past due 90 days or more and accruing	770	711	8	124	2,507
Total past due loans and leases	$73,665	$46,434	$51,657	$71,471	$21,905

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ACL on loans and leases, beginning balance	$574,325	$571,499	$569,371	$301,187	$314,922
Initial allowance on PCD loans and leases (1)	—	—	—	88,045	—
Provision (benefit)	40,649	31,352	11,728	189,068	(14,980)
Charge-offs:
Commercial portfolio	21,499	31,356	18,757	11,248	799
Consumer portfolio	1,193	1,453	896	1,120	1,382
Total charge-offs	22,692	32,809	19,653	12,368	2,181
Recoveries:
Commercial portfolio	895	1,413	7,765	1,364	1,107
Consumer portfolio	1,564	2,870	2,288	2,075	2,319
Total recoveries	2,459	4,283	10,053	3,439	3,426
Total net charge-offs (recoveries)	20,233	28,526	9,600	8,929	(1,245)
ACL on loans and leases, ending balance	$594,741	$574,325	$571,499	$569,371	$301,187

ACL on unfunded loan commitments, beginning balance	$25,329	$20,149	$19,640	$13,104	$12,170
Acquisition of Sterling	—	—	—	6,749	—
Provision (benefit)	2,378	5,180	509	(213)	934
ACL on unfunded loan commitments, ending balance	$27,707	$25,329	$20,149	$19,640	$13,104
Total ending balance	$622,448	$599,654	$591,648	$589,011	$314,291
(1)Represents the establishment of the initial reserve for PCD loans and leases net of $48 million in charge-offs recognized upon completion of the merger in accordance with GAAP.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common stockholders' equity (ROATCE) measures the Company’s net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less certificates of deposit and brokered time deposits. Adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated by excluding after tax non-operational items including merger-related expenses and the initial non-PCD provision related to the merger. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Efficiency ratio:
Non-interest expense	$348,390	$330,071	$358,227	$359,785	$189,853
Less: Foreclosed property activity	(80)	(393)	(358)	(75)	(347)
Intangible assets amortization	8,240	8,511	8,802	6,387	1,118
Operating lease depreciation	2,021	2,115	2,425	1,632	—
Strategic initiatives and other (1)	143	11,617	(152)	(4,140)	600
Merger related	45,790	25,536	66,640	108,495	10,560
Debt prepayment costs	—	—	—	—	2,526
Non-interest expense	$292,276	$282,685	$280,870	$247,486	$175,396
Net interest income	$602,375	$551,003	$486,660	$394,248	$226,782
Add: Tax-equivalent adjustment	13,991	13,247	11,732	8,158	2,397
Non-interest income	102,179	113,636	120,933	104,035	90,138
Other income (2)	4,814	11,186	3,805	3,082	431
Less: Operating lease depreciation	2,021	2,115	2,425	1,632	—
(Loss) on sale of investment securities, net	(4,517)	(2,234)	—	—	—
Other (3)	—	2,548	—	—	—
Income	$725,855	$686,643	$620,705	$507,891	$319,748
Efficiency ratio	40.27%	41.17%	45.25%	48.73%	54.85%

Return on average tangible common stockholders' equity:
Net income (loss)	$244,751	$233,968	$182,311	$(16,747)	$111,038
Less: Preferred stock dividends	4,163	4,162	4,163	3,431	1,969
Add: Intangible assets amortization, tax-effected	6,510	6,724	6,954	5,046	883
Adjusted income (loss)	$247,098	$236,530	$185,102	$(15,132)	$109,952
Adjusted income (loss), annualized basis	$988,392	$946,120	$740,408	$(60,528)	$439,808
Average stockholders' equity	$7,960,900	$8,090,044	$8,125,518	$6,691,490	$3,411,911
Less: Average preferred stock	283,979	283,979	283,979	236,121	145,037
Average goodwill and other intangible assets	2,716,981	2,725,200	2,733,827	2,007,266	556,784
Average tangible common stockholders' equity	$4,959,940	$5,080,865	$5,107,712	$4,448,103	$2,710,090
Return on average tangible common stockholders' equity	19.93%	18.62%	14.50%	(1.36)%	16.23%
(1)The three months ended September 30, 2022, primarily includes a contribution to the Webster foundation of $10.5 million (included within other non-interest expense).
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.
(3)The three months ended September 30, 2022, is comprised of a gain related to the early termination of repurchase agreements.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Tangible equity:
Stockholders' equity	$8,056,186	$7,826,410	$7,997,788	$8,177,135	$3,438,325
Less: Goodwill and other intangible assets	2,713,446	2,721,040	2,729,551	2,738,353	556,242
Tangible stockholders' equity	$5,342,740	$5,105,370	$5,268,237	$5,438,782	$2,882,083
Total assets	$71,277,521	$69,052,566	$67,595,021	$65,131,484	$34,915,599
Less: Goodwill and other intangible assets	2,713,446	2,721,040	2,729,551	2,738,353	556,242
Tangible assets	$68,564,075	$66,331,526	$64,865,470	$62,393,131	$34,359,357
Tangible equity	7.79%	7.70%	8.12%	8.72%	8.39%

Tangible common equity:
Tangible stockholders' equity	$5,342,740	$5,105,370	$5,268,237	$5,438,782	$2,882,083
Less: Preferred stock	283,979	283,979	283,979	283,979	145,037
Tangible common stockholders' equity	$5,058,761	$4,821,391	$4,984,258	$5,154,803	$2,737,046
Tangible assets	$68,564,075	$66,331,526	$64,865,470	$62,393,131	$34,359,357
Tangible common equity	7.38%	7.27%	7.68%	8.26%	7.97%

Tangible book value per common share:
Tangible common stockholders' equity	$5,058,761	$4,821,391	$4,984,258	$5,154,803	$2,737,046
Common shares outstanding	174,008	174,116	176,041	178,102	90,584
Tangible book value per common share	$29.07	$27.69	$28.31	$28.94	$30.22

Core deposits:
Total deposits	$54,054,340	$54,008,887	$53,077,157	$54,356,283	$29,847,029
Less: Certificates of deposit	2,729,332	2,311,484	2,554,102	2,821,097	1,797,770
Brokered certificates of deposit	1,431,617	258,110	—	—	—
Core deposits	$49,893,391	$51,439,293	$50,523,055	$51,535,186	$28,049,259

Three months ended December 31, 2022
Adjusted ROATCE:
Net income	$244,751
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	6,510
Strategic initiatives and other, tax-effected	104
Merger related, tax-effected	33,636
Loss on sale of investment securities, net, tax-effected	3,319
Adjusted income	$284,157
Adjusted income, annualized basis	$1,136,628
Average stockholders' equity	$7,960,900
Less: Average preferred stock	283,979
Average goodwill and other intangible assets	2,716,981
Average tangible common stockholders' equity	$4,959,940
Adjusted return on average tangible common stockholders' equity	22.92%

Adjusted ROAA:
Net income	$244,751
Add: Strategic initiatives and other, tax-effected	104
Merger related, tax-effected	33,636
Loss on sale of investment securities, net, tax-effected	3,319
Adjusted income	$281,810
Adjusted income, annualized basis	$1,127,240
Average assets	$69,959,780
Adjusted return on average assets	1.61%

GAAP to adjusted reconciliation:
	Three months ended December 31, 2022
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$313.2	$240.6	$1.38
Merger related expenses	45.8	33.6	0.20
Strategic initiatives and other	4.6	3.4	0.02
Adjusted (non-GAAP)	$363.6	$277.6	$1.60